WPCS- Payment request
Week of 12/13/13

	Payroll	A/P	Delinquent Payroll Taxes	Union Dues Installment	Other (3)	Total

Suisun City	99,275		3,531	118,275		221,081

Seattle	83,849		11,962	109,577		205,388

Trenton	6,131			14,688		20,819

Corporate (1) (2)	60,459	61,273	-			121,732
	-
Total Need	249,714	61,273	15,493	242,540	-	569,020

(1) Corporate Vendors:

Business Insurance installment ( includes add'l D&O, plus catch-up for overdue installment)		17,500
CohnReznick		27,277
SRFF- Payment	Installments	2,500
AC Lordi	Installments
Minken	Installments
Donahoe
Directors' Fees	Installments	5,077
Sebastian Giordano		965
Account Analysis		7,954
Miscellaneous
Klaris Thomson
Tchek Credit Card - automatic withdrawl all Subs

		61,273

(2). Hidalgo bi-weekly severance payment of $13,700, to be paid until Australia divestiture is completed.
(3). Letter of Credit-Bonds